SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. _____)

Filed by the Registrant    [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
      (as permitted by rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14(a)-11(c) or ss.240.14a-12

                                   AVERT, INC.
 ................................................................................
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     ...........................................................................
     (2) Aggregate number of securities to which transaction applies:
     ...........................................................................
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ...........................................................................
     (4) Proposed maximum aggregate value of transaction:
     ...........................................................................

     (5) Total Fee Paid:
     ...........................................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     ...........................................................................
     (2) Form, Schedule or Registration No.:
     ...........................................................................
     (3) Filing Party:
     ...........................................................................
     (4) Date Filed:
     ...........................................................................

                                   AVERT, INC.
                              301 Remington Street
                          Fort Collins, Colorado 80524

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 1997



To the Stockholders of AVERT, INC.


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Avert, Inc., a Colorado corporation (the "Company"), will be held at the Fort Collins Lincoln Center, (Ludlow Room), 417 West Magnolia , Fort Collins, Colorado 80521, on Wednesday, June 11, 1997, at 10:00 a.m., local time, for the following purposes:

          (a) To elect four (4) directors of the Company to serve until the next annual meeting of stockholders or until their respective successors shall be elected and qualified;

          (b) To consider and vote upon a proposal to amend the Avert, Inc. 1994 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 366,337 shares to 525,000 shares;

          (c) To consider and vote upon a proposal to ratify the selection of Hein + Associates LLP, independent certified public accountants, as independent auditors for the Company for the fiscal year ending December 31, 1997; and

          (d) To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 25, 1997, are entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON, SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.


                                     By Order of the Board of Directors



                                     Jamie M. Bugat
                                     Assistant Secretary

FORT COLLINS, COLORADO
May ___, 1997

                                   AVERT, INC.
                              301 Remington Street
                          Fort Collins, Colorado 80524

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 11, 1996


     This Proxy Statement is furnished to stockholders of Avert, Inc., a Colorado corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Fort Collins Lincoln Center, (Ludlow Room), 417 West Magnolia , Fort Collins, Colorado 80521, on Wednesday, June 11, 1996, at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed Proxy will first be sent to stockholders is May ___, 1997.


                       ACTIONS TO BE TAKEN AT THE MEETING

     Shares represented by a properly executed Proxy, unless the stockholder otherwise instructs in the Proxy, will be voted (i) for the election of the four named below under the caption "Election of Directors" as directors of the Company; (ii) for the proposal to amend the Avert, Inc. 1994 Stock Incentive Plan ("Stock Incentive Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 366,337 shares to shares 525,000 ("Stock Incentive Plan Amendment"); (iii) for the ratification of the selection of Hein + Associates LLP, independent certified public accountants, as independent auditors of the Company for the fiscal year ending December 31, 1997 ("Ratification of Auditors"); and (iv) at the discretion of the proxy holders on any other matter or business that may be properly presented at the Meeting or any adjournment thereof. Where a stockholder properly executes a Proxy and gives instructions on how his shares are to be voted, the shares will be voted in accordance with those instructions.

     A Proxy may be revoked at any time by a stockholder before it is exercised by giving written notice to the Secretary of the Company or by signing and delivering a Proxy which is dated later, or if the stockholder attends the Meeting in person, by either notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting.

     The only matters that management intends to present at the Meeting are the three matters referenced in (i) through (iii) in the paragraph above. If any other matter or business is properly presented at the Meeting, the proxy holders will vote upon it in accordance with their best judgment.


                                VOTING SECURITIES

     The record date for the Meeting is April 25, 1997. Only stockholders of record at the close of business on April 25, 1997, will be entitled to vote at the Meeting. At the close of business on that date, there were issued and outstanding 3,400,000 shares of the Company's common stock, no par value (the "Common Stock"), entitled to one vote per share. In the election of directors, cumulative voting is not allowed. There are no outstanding shares of preferred stock. A majority of the outstanding Common Stock, present in person or by Proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock represented by proxies which are marked "abstain" or which are not marked as to any particular matter or matters will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Meeting as to any proposal as to which authority is withheld by the brokers.

     Under Colorado law and the Company's Articles of Incorporation, if a quorum is present at the Meeting, (a) to be elected a director, each nominee must receive the affirmative vote of a majority of the Common Stock present in person or by Proxy at the Meeting and entitled to vote on the matter, and (b) the affirmative vote of the majority of shares present in person or by Proxy at the Meeting and entitled to vote on the matter is required to approve (i) the Stock Incentive Plan Amendment, and (ii) the Ratification of Auditors. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting on the proposed Stock Incentive Plan Amendment and the Ratification of Auditors will have the effect of voting against any such matter. Broker non-votes with respect to the Stock Incentive Plan Amendment will not have the effect of a vote for or against such matter.


Beneficial Ownership of the Company's Common Stock

     The following table sets forth, as of April 25, 1997, information concerning the beneficial ownership of the Company's Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee as director of the Company, (iii) the executive officer named in the Summary Compensation Table set forth below under the caption "Compensation of Directors and Executive Officers--Executive Compensation," and (iv) all directors and executive officers as a group.

                                          Amount and Nature of
                                         Beneficial Ownership of      Percent
     Name and Address                       Common Stock(1)          of Class
     ----------------                    -----------------------     --------

Charles S. Hatchette .......................   400,000                11.8%
700 East Elizabeth
Fort Collins, Colorado 80524

Dean A. Suposs(2) ..........................   238,926(3)              6.8%
1526 Remington
Fort Collins, Colorado 80524

D. Michael Vaughan(2) ......................   125,000(4)              3.8%
3437 Greystone Court
Fort Collins, Colorado 80525

Stephen C. Fienhold(2) .....................   103,000(5)              3.0%
1637 Tanglewood Drive
Fort Collins, Colorado 80525

Stephen D. Joyce(2) ........................   145,500(6)              4.3%
1124 Cobblestone Court
Fort Collins, Colorado 80525

All directors and executive officers as
  a group (5 persons) ......................   635,551(7)             17.8%

---------------

(1) Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to Redeemable Warrants of the Company or to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but not deemed outstanding for computing the percentage ownership of any other person.

(2) A director and a nominee for election to the Board of Directors and/or an executive officer of Avert.
(3) Consists of: (i) 100,064 shares owned by the wife of Mr. Suposs; (ii) 4,530 shares owned directly by Mr. Suposs; (iii) the 133,332 shares purchasable under currently exercisable stock options granted under the Stock Incentive Plan; and (iv) 1,000 shares purchasable under Redeemable Warrants owned directly by Mr. Suposs.
(4) Consists of: (i) 3,000 shares purchasable under currently exercisable stock options granted under the Avert, Inc. Non-Employee Directors' Stock Option Plan; and (ii) 122,000 shares owned by the wife of Mr. Vaughan.
(5) Consists of: (i) 3,000 shares purchasable under currently exercisable stock options granted under the Avert, Inc. Non-Employee Directors' Stock Option Plan, and (ii) 100,000 shares owned by the wife of Mr. Fienhold.
(6) Consists of: 114,000 shares held directly or indirectly by Mr. Joyce; (ii) 14,500 shares purchasable under Redeemable Warrants owned directly or indirectly by Mr. Joyce; (iii) 15,000 shares owned by the children of Mr. Joyce, including 1,000 shares purchasable under Redeemable Warrants; and
     (iv) 2,000 shares purchasable under currently exercisable stock options granted under the Avert, Inc. Non-Employee Directors' Stock Option Plan.
(7) Includes: (i) a total of 133,332 shares purchasable under currently exercisable employee stock options held by Mr. Suposs (see Note 3 above);
     (ii) a total of 8,000 shares held by Messrs. Vaughan, Fienhold and Joyce under currently exercisable non-employee director stock options (see Notes 4, 5 and 6 above; (iii) 1,000 shares purchasable under Redeemable Warrants held directly by Mr. Suposs (see Note 3 above); and (iv) 14,500 shares purchasable under Redeemable Warrants held directly or indirectly by Mr. Joyce and 1,000 shares purchasable under Redeemable Warrants owned by the children of Mr. Joyce (see Note 6 above).


                              ELECTION OF DIRECTORS
                           (Proposal 1 on Proxy Card)


     The Company's Bylaws provide that the number of members of the Board of Directors shall be fixed by resolution of the Board of Directors. The size of the Board is currently set at four. The Board of Directors is not divided into classes; therefore, all four directors are to be elected at the Meeting. The Board of Directors intends to submit four nominees at the Meeting (Dean A. Suposs, D. Michael Vaughan, Stephen C. Fienhold and Stephen D. Joyce).

     Unless authority is withheld, it is intended that the shares represented by a properly executed Proxy will be voted for the election of all of the nominees as directors. The nominees are the members of the Company's present Board of Directors. If these nominees are unable to serve for any reason, such Proxy will be voted for such persons as shall be designated by the Board of Directors to replace such nominees. The Board of Directors has no reason to expect that these nominees will be unable to serve. Directors are elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

     Michael D. DeWitt, formerly a director of the Company, died on April 22, 1997. Mr. DeWitt served as a director from December 1987 until his death. The Board is currently searching for a candidate to replace Mr. DeWitt on the Board. At such time as such candidate has been located, the Board will increase the size of the Board from four members to five and elect such person to the Board to serve until the next annual meeting or until his/her successor is elected and qualified.

     The  following  table  sets  forth  certain   information   concerning  the
individuals nominated for election as directors of the Company:


Name                                            Age           Position(s) with the Company
----                                            ---           ----------------------------
Dean A. Suposs................................   44           Chairman of the Board; President

D. Michael Vaughan............................   56           Director

Stephen C. Fienhold...........................   51           Director

Stephen D. Joyce..............................   48           Director

     The following is a brief description of each nominee's business experience during the past five years:

     Dean A. Suposs, a co-founder of the Company, has served as Chairman of the Board and President of the Company on a full-time basis since the Company's inception. Mr. Suposs graduated from Colorado State University, Fort Collins, Colorado, in 1975 with a Bachelor of Science degree in Animal Science.

     D. Michael Vaughan, a co-founder of the Company, has served as a director of the Company since January 1994 and as Treasurer from October 1987 until April 1994. Mr. Vaughan is a Professor of Accounting and Taxation at Colorado State University, where he has been employed since 1969. Mr. Vaughan graduated from Texas Tech University, Lubbock, Texas, in 1963 with a Bachelor of Science degree in Business Administration, in 1968 with a Masters of Science degree in Accounting and in 1970 with a Ph.D. in Business Administration.

     Stephen C. Fienhold, a co-founder of the Company, has served as a director of the Company since its inception. He is the co-owner with his wife of SR Products, a lighting fixture manufacturer, located in Fort Collins, Colorado. From January 1982 until 1989, Mr. Fienhold was co-owner of Creative Engineering, an engineering and manufacturing firm located in Fort Collins. He graduated from the University of Arizona, Tucson, Arizona, in 1969 with a Bachelor of Science degree in Aerospace and Mechanical Engineering and has participated in the Colorado State University MBA program.

     Stephen D. Joyce is the owner of Supermarket Liquors, Inc., located in Fort Collins, Colorado, and served as the President of that company since October 1976. He graduated from Rensselaer Polytechnic Institute in 1971 with a Bachelor of Science degree in Management. He attended the University of California--Berkeley from 1971 to 1972, where he studied marketing, but did not obtain a degree.


Other Executive Officer

     The following table sets forth certain information concerning the only other executive officer who is not also a director of the Company:


Name                                             Age           Position with the Company
----                                             ---           -------------------------
Jamie M. Burgat................................   38           Vice President of Operations;
                                                               Treasurer; Assistant Secretary

     Jamie M. Burgat has served as Vice President of Operations of the Company on a full-time basis since September 1987, as Treasurer since April 1994 and as Assistant Secretary since March 1994. Ms. Burgat graduated from Western State College, Gunnison, Colorado, in 1978 with a Bachelor of Science degree in Business Administration.

     The officers of the Company hold office until their successors are appointed by the Board of Directors. All officers of the Company are employed on a full-time basis. There are no arrangements or understandings between any of the directors or officers and any other person pursuant to which he or she was or is to be selected as a director, nominee, or officer. There is no family relationship between any director and executive officer of the Company.

Other Significant Employees

     In addition to the directors, nominee and executive officers set forth above, the Company believes the following employees are significant to its operations:


Name                                             Age           Position with the Company
----                                             ---           -------------------------
Jerry Thurber..................................   40           Information Systems Manager

Leonard J. Koch................................   54           Director of Marketing and
                                                               Planning

     Jerry Thurber was hired by the Company as Director of Information Technology in June 1996. Mr. Thurber has 14 years of experience managing in the information system industry. Mr. Thurber spent the last 13 years with American Management Systems, Inc., a major international systems development and consulting firm, where he was regional Vice President for Management Systems and Technologies, Western Region. Mr. Thurber has experience managing client server technologies, directing information systems departments, and managing information systems consulting services. He graduated from Colorado State University in 1978 with a Bachelor of Arts degree in Political Science and from Denver University in 1983 with a Masters of International Management.

     Leonard J. Koch was retained by the Company as a marketing consultant in September 1995 and was employed as Director of Marketing and Planning in January 1996. Mr. Koch brings to Avert more than 30 years of experience in marketing and distribution roles with companies such as Honeywell from 1964 to 1983, NBI from 1983 to 1990, and Solburne Computer in 1991 and 1992. From 1991 to 1992, he served as director of Original Equipment Manufacturer and indirect distribution with Solburne Computer. Most recently, from 1992 to 1995, he was co-founder and chief operating officer at Audiologic, Inc. Mr. Koch graduated from Valparaiso University in 1964 with a Bachelor of Arts degree in business administration and political science.


Board and Committee Meetings

     The Board of Directors held 11 formal meetings during the year ended December 31, 1996. All directors of Avert, other than Mr. DeWitt, attended at least 75% of the aggregate of all meetings of the Board of Directors and committees on which they served in 1996. Mr. DeWitt's absence from meetings was due to illness. In addition to these formal meetings, certain business was conducted by unanimous written consent of the Board of Directors. The Company's officers have made a practice of keeping directors informed of corporate activities by personal meetings and telephone discussions and (as indicated above) directors ratify or authorize certain Company actions through unanimous written consent actions.

     In March 1994, the Company established an Audit Committee and a Compensation Committee of the Board of Directors consisting in each case of Stephen C. Fienhold and D. Michael Vaughan. The Audit Committee's function is to recommend to the Board of Directors the firm to select as the Company's outside auditors, to oversee the adequacy of internal controls and to review and approve the services of the outside public accounting firm. The Compensation Committee's function is to review and approve proposals by management as to compensation for officers and other employees of the Company and to administer the Stock Incentive Plan. The Audit Committee held no meetings during the year ended December 31, 1996. The Compensation Committee held no meetings during that period.

     At present, the Company has no nominating, executive or similar committees.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Employment Agreement

     The Company entered into an employment agreement with Mr. Suposs effective January 1, 1994 ("Employment Agreement"). The Employment Agreement expires on January 1, 1999 and is automatically renewed for successive one-year periods unless Avert or Mr. Suposs elects not to renew. The Employment Agreement provides for an annual salary of at least $96,000 per year ("Base Salary") and an annual bonus ("Annual Bonus") of 6% of the income for that year before deduction of income taxes and before giving effect to the bonus, but after deduction of investment income; provided, however, if a change of control (as defined in the Employment Agreement) occurs, the Annual Bonus will be terminated and the Base Salary will be increased by the average of the annual bonus paid for each of the preceding three years ("Adjusted Base Salary"). In the event of death during the term of the Employment Agreement, Mr. Suposs' Base Salary (but not the Annual Bonus) or the Adjusted Base Salary, as the case may be, will be continued for six months at the base monthly rate then in effect and paid to the beneficiary or beneficiaries of Mr. Suposs. Unless a change of control occurred prior to his death, Mr. Suposs' beneficiary or beneficiaries will also be paid the Annual Bonus for the portion of the year prior to his death.

     The Employment Agreement may be terminated by the Company with or without Cause (as defined in the Employment Agreement); provided that, if the Employment Agreement is terminated without Cause, the Company must pay to Mr. Suposs the Base Salary and Annual Bonus or Adjusted Base Salary, as the case may be, for the remaining term of the Employment Agreement. In the event of a change of control, Mr. Suposs may, in certain instances, terminate his employment within six months following the change in control, in which event he will be paid an amount equal to two times his Adjusted Base Salary; provided that the amount thereof does not exceed the excess parachute payments as defined in Section 280G of the Internal Revenue Code of 1986, as amended. Mr. Suposs may terminate the Employment Agreement without being in breach thereof, provided that the Board of Directors determines that such termination is for reasons beyond the control of Mr. Suposs. In this event, Mr. Suposs will be paid severance in an amount equal to six (or, if less, the number of months remaining in the term of the Employment Agreement) times the monthly Base Salary or Adjusted Base Salary, as the case may be.

     In the event Mr. Suposs' employment is terminated by the Company for Cause, Mr. Suposs may not engage in a competing business in any location within the United States for a period equal to the greater of two years or the remaining term of the Employment Agreement. In the event Mr. Suposs' employment is terminated for any reason other than Cause or death or permanent disability, Mr. Suposs may not engage in a competing business in any location within the United States for a period equal to the greater of the remaining term of the Employment Agreement or one year. In addition, Mr. Suposs has agreed that during his employment and during the applicable period of any non-compete, neither he nor any employer with whom he is at the time affiliated may hire any person employed by the Company. Mr. Suposs has also agreed that he will not disclose, except in the normal course of his duties, any Confidential Information (as defined in the Employment Agreement) to any one else either during the term of the Employment Agreement or subsequent thereto for the applicable period of any non-compete provision.


Consultant

     From September 1995 until March 31, 1996, Michael D. DeWitt was engaged by the Company as a part-time marketing consultant under the terms of a consulting agreement. See "Election of Directors." Pursuant to the consulting agreement, Mr. DeWitt received a retainer of $2,000 per month and a fee of $125 per hour or $400 per day, whichever was less, and was reimbursed for all reasonable out-of-pocket expenses incurred by him in connection with his services to the Company.

Executive Compensation

     The following table sets forth the cash compensation paid to Mr. Suposs, the President (chief executive officer) of the Company, for each of the years in the three-year period ended December 31, 1996. No other executive officer of the Company had total annual salary and bonus for the year ended December 31, 1996, in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                             Long-term
                                                     Annual Compensation                    Compensation
                                       -------------------------------------------------    ------------
Name and                                                               Other Annual                                 All other
Principal Position         Year        Salary($)       Bonus($)       Compensation($)(1)      Options(#)         Compensation(2)
------------------         ----        ---------       --------       ------------------      ----------         ---------------
Dean A. Suposs,
President and
Chairman of the
Board...................   1996       $96,000(3)     $ 93,215(3)              --                  --                $  --

                           1995       $96,000(3)     $ 63,923(3)              --                  --                  1,200

                           1994       $96,000(4)     $ 86,000(3)              --               200,000                 --

---------------

(1) Does not include: (i) board fees of $9,600 for each of the years ended December 31, 1996, 1995, and 1994, respectively; or (ii) compensation for the personal use by Mr. Suposs of a Company-owned vehicle. The vehicle is used primarily for business purposes. Compensation for personal use did not exceed 10% of Mr. Suposs' total salary and bonus for the respective years stated.
(2) Represents Company contributions for the benefit of Mr. Suposs under the Avert, Inc. 401(k) Profit Sharing Plan (the "Plan"). The Plan is for the benefit of all eligible employees of the Company. Eligible employees may make voluntary contributions to the Plan which are then matched 50% by the Company up to a maximum of $1,500.
(3) Represents a fixed annual salary of $96,000 and a bonus of 6% of income before deduction of income taxes and before giving effect to the bonus, but after deduction of investment income. See caption "Employment Agreement" above.


Option Grants in 1997

     No grants of stock options of the Company were made to the executive officer named in the Summary Compensation Table above during the year ended December 31, 1996.


Aggregated Option Exercises and Fiscal Year-End Option Value

     The following table sets forth information concerning the fiscal year-end value of unexercised options held by the executive officer named in the Summary Compensation Table above.

                                            Aggregated Option Exercises
                                         For Year Ended December 31, 1996
                                            And Year-End Option Values

                                                       Number of Shares Underlying       Value of Unexercised
                                                               Unexercised             In-The-Money Options at
                         Shares                         Options at Year End(#)(2)           Year-End($)(3)
                       Acquired on         Value       ---------------------------    ---------------------------
Name                 Exercise(#)(1)    Realized($)(1)  Exercisable   Unexercisable    Exercisable   Unexercisable
----                 --------------    --------------  -----------   -------------    -----------   -------------
Dean A. Suposs......       0                 0            99,999        100,001        $ 231,298    $ 231,302

---------------

(1)  No options were exercised during the year ended December 31, 1996.
(2) The total number of unexercised options held as of December 31, 1996, separated between those options that were exercisable and those options that were not exercisable.
(3) Calculated by subtracting actual option exercise price from market value at year end ($7.563 per share) and multiplying the difference by the number of shares in each category.


Directors' Compensation

     Each director of the Company is paid a monthly fee of $800 as compensation for services as a board member. In addition, pursuant to the Company's Non-Employee Directors' Stock Option Plan, each non-employee director is automatically granted options to purchase 1,000 shares at the time he becomes a director and, thereafter, options to purchase an additional 1,000 shares for each subsequent year that he serves up to a maximum of 5,000 shares per non-employee director.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) filings.

     Based solely on its review of copies of such forms received by it and written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that, during the year ended December 31, 1996, its officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements, as follows: (a) D. Michael Vaughan, Stephen C. Fienhold, Michael D. DeWitt (a former director), and Jamie M. Burgat each failed to timely file one report covering one transaction; and (b) Stephen D. Joyce failed to timely file four reports covering 15 transactions.


                     PROPOSED STOCK INCENTIVE PLAN AMENDMENT
                           (Proposal 3 on Proxy Card)

     The Board of Directors of the Company, subject to approval of stockholders at the Meeting, has increased the number of shares of the Company's Common Stock reserved for issuance under the Avert, Energy, Inc. 1994 Stock Incentive Plan (referred to herein as "Stock Incentive Plan") from 366,337 shares to 525,000 shares. The purpose of the Stock Incentive Plan is to provide continuing incentives to the key employees of the Company which may include, but shall not necessarily be limited to, members of the Board of Directors (excluding members of the Compensation Committee) and officers of the Company. The effect of the increase in the number of shares reserved for issuance under the Stock Incentive Plan is to allow the Company to grant additional awards of stock options and restricted stock from time to time and thereby augment its program of providing incentives to key employees.

     At March 31, 1997, the Company had options outstanding under the Stock Incentive Plan to purchase a total of 364,000 shares. No awards of restricted stock have been made to date under the Stock Incentive Plan. Accordingly, if the proposal is adopted to increase the number of shares available for issuance under the Stock Incentive Plan to 525,000 shares, there would be an additional 161,000 shares available for grant under the Stock Incentive Plan. At March 31, 1997, the Company had approximately five key employees eligible to participate in the Stock Incentive Plan. At that date, the closing price of the Company's Common Stock as quoted on the NASDAQ National Market was $6.13.

     The following is a brief summary of the material provisions of the Stock Incentive Plan as proposed to be amended.

      Types of Awards. Under the Stock Incentive Plan, the Company may grant awards of stock options and restricted stock or any combination thereof to plan participants.

     Administration. The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors composed of no fewer than two disinterested members. Subject to the terms of the Stock Incentive Plan, the Compensation Committee determines, among other matters, the persons to whom awards are granted, the type of award granted, the number of shares granted, the vesting schedule, employment requirements or employment goals relating to restricted stock awards, the type of consideration to be paid to the Company for restricted stock or upon exercise of options and the terms of any option (which cannot exceed ten years).

     Stock Options. Under the stock option component of the Stock Incentive Plan, the Company may grant both incentive stock options ("incentive stock options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which are not qualified as incentive stock options ("non-qualified options"). Stock options may not be granted at an exercise price of less than the fair market value of the Common Stock on the date of grant. The exercise price of incentive stock options granted to holders of more than 10% of the Common Stock must be at least 110% of the fair market value of the Common Stock on the date of grant, and the term of these options cannot exceed five years.

     Options granted under the Stock Incentive Plan are not transferable otherwise than by will or the laws of descent and distribution, and, during the lifetime of an optionholder, are exercisable only by such optionholder. In addition, outstanding options may not be exercised more than three months (but in no event beyond the expiration date of the option) after the optionholder ceases to be an employee of the Company, except that in the event of the death or permanent and total disability of the optionholder, the option may be exercised by the holder (or his estate, as the case may be), until the first to occur of the expiration of the option period or the expiration of one year after the date of death or permanent or total disability. The exercise price may be paid in cash, in shares of Common Stock (valued at fair market value at the date of exercise), by delivery of a promissory note or by a combination of such means of payment, as may be determined by the Compensation Committee.

     Restricted Stock. Under the restricted stock component of the Stock Incentive Plan, the Company may, in selected cases, issue to a plan participant a given number of shares of restricted stock. Restricted stock issued under the Stock Incentive Plan is Common Stock restricted as to sale pending fulfillment of such vesting schedule, employment requirements or performance goals as the Compensation Committee shall determine. The purchase price, if any, for restricted stock will be specified by the Compensation Committee. Prior to the lifting of the restrictions, the participant will nevertheless be entitled to receive distributions in liquidation and dividends on, and to vote the shares of, the restricted stock. The Stock Incentive Plan provides for forfeiture of restricted stock for breach of conditions of grant.

     Change in Control. Upon a change in control (as defined in the Stock Incentive Plan) of the Company, all stock options granted under the Stock Incentive Plan will become exercisable in full, and all restricted stock grants will become immediately vested and any applicable restrictions will lapse. Also, in the event the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another company, whether as a result of a stock split, stock dividend, combination or exchange of shares, merger or otherwise, each share subject to an unexercised option shall be substituted for the number and kind of shares of stock into which each share of the outstanding Common Stock is to be changed or for which each such share is to be exchanged and the option price shall be increased or decreased proportionately.

     Federal Income Tax Consequences--Stock Options. Neither the Company nor the optionee will recognize taxable income or deduction for federal income tax purposes from the grant or exercise of an incentive stock option. When an optionee sells stock acquired upon exercise of an incentive stock option, the optionee will be taxed at long-term capital gain rates if the stock has been held for at least one year and the option was granted at least two years prior to the date of sale ("Holding Period Requirements"). If the optionee fails to meet the Holding Period Requirements, the difference between the exercise price and the fair market value of the stock at the time of exercise will be taxable to the optionee as ordinary income and the Company will be entitled to a deduction for tax purposes equal to the amount of ordinary income recognized by the optionee if the Company complies with applicable withholding requirements. Although the optionee will not recognize taxable income for federal income tax purposes upon the exercise of an incentive stock option, the difference between the exercise price and fair market value of the shares at the time of exercise gives rise to an adjustment in calculating alternative minimum taxable income.

     Neither the Company nor the optionee will recognize taxable income or deduction for federal income tax purposes from the grant of a non-qualified stock option. At the time of exercise of a non-qualified stock option, the optionee will recognize ordinary income from an amount equal to the difference between the exercise price and the fair market value of the stock. The Company will be entitled to a deduction for tax purposes in an amount equal to the ordinary income recognized by the optionee, if the Company complies with applicable tax withholding requirements.

     Federal Income Tax Consequences--Restricted Stock. If a participant in the Stock Incentive Plan receives a grant of restricted stock, the federal income tax consequences will depend on the nature of the restrictions. In general, the fair market value of the restricted stock will not be taxable to the recipient until the year in which the restricted stock is freely transferable or is no longer subject to a substantial risk of forfeiture. At that time, the current fair market value of the restricted stock over the amount, if any, paid for the restricted stock will be treated as ordinary income to the recipient. The recipient may elect, however, to recognize income when the restricted stock is received, rather than when the restricted stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income will be determined as of the date of receipt of the restricted stock. After the recipient recognizes ordinary income on the restricted stock, the tax basis of the restricted stock will be the fair market value thereof on the date the ordinary income was recognized. If an individual disposes of restricted stock after the recipient recognizes ordinary income on the restricted stock, the individual will recognize gain (or, under certain conditions, loss) in the year of such disposition equal to the difference between (a) any amount realized on the disposition and (b) the adjusted tax basis in the restricted stock disposed of. The gain (or loss) will be a long-term capital gain (or loss) if more than one year has elapsed between the date income was recognized and the date of disposition and if the restricted stock was a capital asset in the hands of the individual.

     In general, when an individual recognizes ordinary income with respect to shares acquired as a result of a grant of restricted stock, the Company will be entitled to an income tax deduction in an amount equal to the ordinary income recognized by the individual, provided that all applicable federal income tax withholding requirements are satisfied and that the amount qualifies as an ordinary and necessary business expense to the Company.

     Amendments. The Board of Directors may at any time and from any time alter, amend, suspend, or discontinue the Stock Incentive Plan, except no such action may be taken without stockholder approval which materially increases the benefits to participants, materially increases the number of shares to be issued, materially extends the period for granting awards, or materially modifies the requirements as to eligibility. In addition, no such action may be taken which adversely affects the rights of a participant without his consent.

     Grants to Date. Stock options covering a total of 364,000 shares of Common Stock have been granted to date under the Stock Incentive Plan to two executive officers of the Company, including Mr. Suposs (options covering 200,000 shares), and three key employees of the Company. The options granted to Mr. Suposs were effective on June 22, 1994, the date of the Company's IPO. Such options have a

10-year term, are exercisable at a price of $5.25, the price at which the Company's Units were offered to the public in the IPO, and vest at a rate of approximately 16.7% (approximately 33,333 shares) per year beginning on the date of grant.

     Vote Required for Approval. Approval of the Stock Incentive Plan Amendment requires the affirmative vote of the holders of a majority of the Common Stock present, or represented, and entitled to vote at the Meeting, assuming the presence of a quorum. Each share of Common Stock is entitled to one vote.

     Stockholder should note that because employee directors (subject to re-election and stockholder approval) have received and may in the future receive stock options under the Stock Incentive Plan, the current employee directors of the Company have a personal interest in the proposal and its approval by stockholders. However, the members of the Board of Directors believe that the amendment is in the best interests of the Company and its stockholders.


     The Board of Directors unanimously recommends a vote "FOR" approval of the Stock Incentive Plan Amendment. Proxies received will be so voted unless stockholders specify otherwise in the Proxy.


                            RATIFICATION OF AUDITORS
                           (Proposal 3 on Proxy Card)

     The Board of Directors voted to engage Hein + Associates LLP as independent accountants to audit the accounts and financial statements of the Company for the fiscal year ending December 31, 1997, and directed that such engagement be submitted to the stockholders of the Company for ratification. In recommending ratification by the stockholders of such engagement, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm's professional competence and standing. Although ratification by stockholders of the engagement of Hein + Associates LLP is not required by Colorado corporate law or the Company's Articles of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company's stockholders. If stockholder approval is not received, management will reconsider the engagement.

     It is expected that one or more representatives of Hein + Associates LLP will be present at the Meeting and will be given the opportunity to make a statement if they so desire. It also is expected that the representatives will be available to respond to appropriate questions from the stockholders.

     The Board of Directors unanimously recommends a vote "FOR" the ratification of Hein + Associates LLP as independent auditors for the Company's 1997 fiscal year. Proxies received will be so voted unless stockholders specify otherwise in the Proxy.


                      COST AND METHOD OF PROXY SOLICITATION

     The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. All expenses for soliciting Proxies, including the expense of preparing, printing and mailing the form of Proxy and the material used in the solicitation thereof, will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company. Such persons will receive no additional compensation for such services. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     You are referred to the Company's annual report, including financial statements, for the year ended December 31, 1996, enclosed herewith for your information. The annual report is not incorporated in this Proxy Statement and is not to be considered part of the soliciting material.


                       DEADLINE FOR RECEIPT OF STOCKHOLDER
                        PROPOSALS FOR 1997 ANNUAL MEETING

     Any proposals that stockholders of the Company desire to have presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 15, 1997.




Fort Collins, Colorado
May ___, 1997

PROXY                              AVERT, INC.                             PROXY
                              301 Remington Street
                          Fort Collins, Colorado 80524
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Dean A. Suposs and Jamie M. Burgat as Proxies, or either of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of Avert, Inc. held of record by the undersigned on April 25, 1997, at the Annual Meeting of Stockholders to be held on June 11, 1997, or any adjournment thereof, hereby ratifying and confirming all that said Proxies may do or cause to be done by virtue thereof.

1.        ELECTION OF DIRECTORS:

          Authority is granted [ ] withheld [ ] to vote for the election of the following nominees to the Board of Directors:
            Dean A. Suposs      D. Michael Vaughan     Stephen C. Fienhold
            Stephen D. Joyce

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY PARTICULAR PERSON, DRAW A LINE THROUGH THAT PERSON'S NAME.

2. PROPOSAL TO AMEND THE AVERT, INC. 1994 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK RESERVED THEREUNDER FROM 363,337 SHARES TO 525,000 SHARES.

                     [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF HEIN + ASSOCIATES LLP AS INDEPENDENT AUDITORS OF AVERT, INC. FOR FISCAL 1997

                     [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.


THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

                                        Dated:                            , 1997
                                              ----------------------------

                                        ----------------------------------------
                                                       Signature

                                        ----------------------------------------
                                               Signature if held jointly

                                        Please  sign  exactly  as name  appears.
                                        When  shares are held by joint  tenants,
                                        both  should   sign.   When  signing  as
                                        attorney, as executors,  administrators,
                                        trustee,  or guardian,  please give full
                                        title as such. If a corporation,  please
                                        sigh in full corporate name by President
                                        or  other  authorized   officer.   If  a
                                        partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.